Exhibit 99.1

Exhibit 99.1

Caribou Biosciences Reports Second Quarter 2022 Financial Results and

Provides Business Update

-- 6-month CR in 3 of 6 patients across cohort 1 of the CB-010 ANTLER Phase 1 clinical trial --

-- Additional cohort 1 data expected by YE 2022; enrolling patients in cohort 2 of ANTLER trial --

-- CB-011 IND submission planned for Q4 2022 in patients with r/r MM --

-- CB-012 on track for 2023 IND submission in patients with r/r AML --

-- Strong financial position of $366.1 million in cash, cash equivalents, and marketable securities as of June 30, 2022 --

BERKELEY, CA, August 9, 2022 (GLOBE NEWSWIRE) – Caribou Biosciences, Inc. (Nasdaq: CRBU), a leading clinical-stage CRISPR genome-editing biopharmaceutical company, today reported financial results for the second quarter of 2022 and provided a business update.

“During the first half of this year, we made significant progress advancing our pipeline of genome-edited allogeneic CAR-T and CAR-NK cell therapies,” said Rachel Haurwitz, Ph.D., Caribou’s president and chief executive officer. “We recently presented encouraging initial clinical data at EHA from our Phase 1 ANTLER trial for CB-010, demonstrating a 100% complete response rate as the best response at dose level 1 in six patients with relapsed or refractory B cell non-Hodgkin lymphoma. Based on the promising initial safety and efficacy data at dose level 1, we are enrolling patients at dose level 2. The ANTLER data have exceeded our expectations and are an important step toward validating our chRDNA genome-editing platform. We are excited to advance our plans for future development of CB-010 and our broader pipeline, including CB-011 for relapsed or refractory multiple myeloma and CB-020, the first solid tumor-targeted program from our CAR-NK platform.”

Recent Business Highlights

Pipeline and Technology

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ANTLER trial:
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Encouraging clinical data from the ANTLER Phase 1 trial of CB-010 in patients with relapsed or refractory B cell non-Hodgkin lymphoma (r/r B-NHL) were presented in a poster at the European Hematology Association (EHA) 2022 Hybrid Congress. A 100% complete response (CR) rate (n=6) was observed as best response following a single dose of CB-010 at dose level 1 (40x106 CAR-T cells). CB-010 was generally well tolerated.
o
Following the EHA poster presentation, 1 additional patient had their 6-month evaluation, which showed they maintained a CR at 6 months, resulting in an overall 50% 6-month CR rate (n=6) for cohort 1 following a single, starting dose of CB-010.
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Additionally, as disclosed concurrently with the EHA poster, the first patient treated with CB-010 maintained a CR at 12 months.
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Based on the promising initial safety data and response rate at dose level 1, the ANTLER trial is currently enrolling patients at dose level 2 (80x106 CAR-T cells) and the company plans to share additional cohort 1 ANTLER data by YE 2022.
•
chRDNA technology:
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Presentation of data on Caribou’s CRISPR hybrid RNA-DNA (chRDNA) technology at the 25th Annual Meeting of the American Society for Gene and Cell Therapy (ASGCT). The preclinical studies highlighted the mechanism underlying the superior specificity of Caribou’s chRDNA guides for genome editing of primary human T cells.

Corporate

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In May 2022, Caribou appointed David Johnson to the board of directors. Mr. Johnson, who currently serves as chief commercial officer at Global Blood Therapeutics, is a seasoned executive with 30 years of commercial and operational experience in the biopharmaceutical industry and has an impressive record of successfully building commercial infrastructure and launching new medicines for patients. Previously, Mr. Johnson worked at Gilead Sciences, Inc. for 15 years and at GlaxoSmithKline for 11 years.
•
Caribou recently hired several professionals with significant biotechnology and pharmaceutical industry experience:
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Tonia Nesheiwat, Pharm.D., vice president of medical affairs
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Daniel Poon, vice president of operations and information technology
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Socorro Portella, M.D., vice president of clinical development
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Saeid Yazdani, vice president of portfolio management

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In July 2022, Caribou joined the American Society for Transplantation and Cellular Therapy (ASTCT) Corporate Council to engage in joint problem-solving and collaborative opportunities that will advance the cause and culture of blood and marrow transplantation and cellular therapy.

Anticipated Milestones for 2022 and Beyond

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CB-010: Caribou plans to share additional data from cohort 1 of the ongoing ANTLER Phase 1 trial for CB-010, an anti-CD19 CAR-T cell therapy for r/r B-NHL, by YE 2022.
•
CB-011: Caribou expects to submit an IND application for CB-011, an anti-BCMA CAR-T cell therapy for relapsed or refractory multiple myeloma (r/r MM), in Q4 2022.
•
CB-020: Caribou expects to announce target selection for CB-020, an iPSC-derived CAR-NK cell therapy for solid tumors, in Q4 2022. Additionally, Caribou expects to disclose armoring strategies under development for its CAR-NK cell platform in Q4 2022.
•
CB-012: Caribou expects to submit an IND application for CB-012, an anti-CLL-1 CAR-T cell therapy for r/r acute myeloid leukemia (AML), in 2023.

Upcoming 2022 Meetings

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September 19-22: 7th Annual CAR-TCR Summit
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Syed Rizvi, M.D., Caribou’s chief medical officer, to present an encore of initial ANTLER clinical data
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Justin Skoble, Ph.D., Caribou’s vice president of technical operations, to present on how Caribou’s chRDNA genome-editing technology is being applied to increase persistence and antitumor activity in preclinical models
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In September and October, Caribou management plans to participate in the following investor conferences:
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September 7-8: Citi 17th Annual BioPharma Conference 2022
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September 12-14: Morgan Stanley 20th Annual Global Healthcare Conference
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September 13: H.C. Wainwright 24th Annual Global Investment Conference
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September 29-30: Jefferies Cell and Genetic Medicine Summit
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October 6: BMO BioPharma Spotlight Series - Gene Editing & Therapy

Second Quarter 2022 Financial Results

Cash, cash equivalents, and marketable securities: Caribou had $366.1 million in cash, cash equivalents, and marketable securities as of June 30, 2022, compared to $413.5 million as of December 31, 2021.

Licensing and collaboration revenue: Revenue from Caribou’s licensing and collaboration agreements was $4.2 million for the three months ended June 30, 2022, compared to $1.5 million for the same period in 2021. The increase was primarily due to an increase in revenue recognized pursuant to the AbbVie collaboration and license agreement.

R&D expenses: Research and development expenses were $22.6 million for the three months ended June 30, 2022, compared to $12.3 million for the same period in 2021. The increase was primarily due to external activities related to the ANTLER Phase 1 clinical trial and contract manufacturing for CB-010 and additional product candidates; other research and development expenses to advance IND-enabling studies for CB-011 and preclinical research for additional programs; personnel-related expenses, including stock-based compensation, attributable to increased headcount; and facility expenses; partially offset by a decrease in expenses relating to licensing, sublicensing revenue, and milestones.

G&A expenses: General and administrative expenses were $10.0 million for the three months ended June 30, 2022, compared to $5.1 million for the same period in 2021. The increase was primarily due to personnel-related expenses, including stock-based compensation, attributable to increased headcount; facilities and other expenses; and legal, accounting, insurance, and other expenses associated with operating as a public company; partially offset by a decrease in patent cost reimbursements.

Net loss: Caribou reported a net loss of $26.7 million for the three months ended June 30, 2022, compared to $14.3 million for the same period in 2021.

About Caribou’s Novel Next-Generation CRISPR Platform

CRISPR genome editing uses easily designed, modular biological tools to make DNA changes in living cells. There are two basic components of Class 2 CRISPR systems: the nuclease protein that cuts DNA and the RNA molecule(s) that guide the nuclease to generate a site-specific, double-stranded break, leading to an edit at the targeted genomic site. CRISPR systems are capable of editing unintended genomic sites, known as off-target editing, which may lead to harmful effects on cellular function and phenotype. In response to this challenge, Caribou has developed CRISPR hybrid RNA-DNA guides (chRDNAs; pronounced “chardonnays”) that direct substantially more precise genome editing compared to all-RNA guides. Caribou is deploying the power of its Cas12a chRDNA technology to carry out high efficiency multiple edits, including multiplex gene insertions, to develop CRISPR-edited therapies.

About Caribou Biosciences, Inc.

Caribou Biosciences is a clinical-stage CRISPR genome-editing biopharmaceutical company dedicated to developing transformative therapies for patients with devastating diseases. The company’s genome-editing platform, including its proprietary Cas12a chRDNA technology, enables superior precision to develop cell therapies that are specifically engineered for enhanced persistence. Caribou is advancing a pipeline of off-the-shelf CAR-T and CAR-NK cell therapies for the treatment of patients with hematologic malignancies and solid tumors.

For more information about Caribou, visit www.cariboubio.com and follow the company @CaribouBio.

“Caribou Biosciences” and the Caribou logo are registered trademarks of Caribou Biosciences, Inc.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements related to Caribou’s strategy, plans, and objectives, and expectations regarding its clinical and preclinical development programs, including its timing and expectations relating to the release of patient data from its ongoing ANTLER Phase 1 clinical trial for CB-010, the submission of IND applications for CB-011 and CB-012, and target selection for CB-020. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include, without limitation, risks inherent in development of cell therapy products; uncertainties related to the initiation, cost, timing, progress, and results of current and future research and development programs, preclinical studies, and clinical trials; and the risk that initial or interim clinical trial data will not ultimately be predictive of the safety and efficacy of Caribou’s product candidates or that clinical outcomes may differ as more patient data becomes available; as well as other risk factors described from time to time in Caribou’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021, and subsequent filings. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, Caribou undertakes no obligation to update publicly any forward-looking statements for any reason.

Caribou Biosciences, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

Caribou Biosciences, Inc.

Condensed Consolidated Statement of Operations

(in thousands, except share and per share data)

(unaudited)

Caribou Biosciences, Inc. Contacts:

Investors:

Amy Figueroa, CFA

afigueroa@cariboubio.com

Media:

Peggy Vorwald, Ph.D.

pvorwald@cariboubio.com

Investors and Media:

Elizabeth Wolffe, Ph.D., and Sylvia Wheeler

Wheelhouse LSA

lwolffe@wheelhouselsa.com

swheeler@wheelhouselsa.com

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